UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   October 25, 2012

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 N. Sepulveda Blvd., El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 25, 2012, International Rectifier Corporation (the “Company”) entered into a Credit Agreement, by and among the Company, as borrower, the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Agent”), pursuant to which the Company established a new senior unsecured revolving credit facility (the “Credit Facility”) in an aggregate principal amount of $100 million (with sub-limits for swingline loans of $25 million and the issuance of letters of credit of $10 million).  The Credit Facility matures on October 25, 2016.

The proceeds of the Credit Facility may be used by the Company to finance certain capital expenditures and acquisitions permitted thereunder, to provide for the working capital and general corporate needs of the Company and its subsidiaries, as well as to pay fees, commissions and expenses associated with the Credit Facility.

Outstanding amounts under the Credit Facility will initially bear interest at a rate per annum equal to, at the Company’s option, either (a) LIBOR plus 1.25 percent or (b) a Base Rate (equal to the greatest of (i) the Agent’s prime rate; (ii) the federal funds rate plus 0.50 percent; and (iii) LIBOR plus 1.00 percent) plus 0.25 percent.  From and after the Company’s fiscal quarter ending on March 24, 2013, the margin over LIBOR and the Base Rate may be adjusted periodically based on the Company’s ratio of total funded debt to consolidated EBITDA as each are defined under the Credit Agreement, with 1.75 percent per annum being the maximum LIBOR margin and 0.75 percent per annum being the maximum Base Rate margin established by such adjustment mechanism.  The Company is required to pay a commitment fee on the unused commitments under the Credit Facility at an initial rate equal to 0.25 percent per annum (subject to a similar leverage-based adjustment up to a maximum of 0.35 percent per annum).

The terms of the Credit Agreement require the Company and its subsidiaries (on a consolidated basis and subject to certain limited exceptions and conditions) to comply with the following financial tests:

•      maintenance of maximum total funded debt to consolidated EBITDA of not more than 2.50 to 1.0;

•      maintenance of minimum consolidated EBITDA to consolidated interest charges of 4.00 to 1.0; and

•      maintenance of minimum availability liquidity of at least $200 million, with liquidity equal to the sum of the Company’s cash and cash equivalents, short term investments, long term investments (not to exceed $50 million) and the undrawn portion of the Credit Facility.

In addition, the Credit Agreement contains certain covenants that, among other things, restrict additional indebtedness, liens and encumbrances, investments, acquisitions, loans and advances, mergers, consolidations and asset dispositions, dividends and other restricted payments, transactions with affiliates, capital expenditures (limited to between $175 million and $200 million per annum during the term of the Credit Facility) and other matters customarily restricted in such agreements, in each case, subject to certain customary exceptions.

The Credit Agreement also contains customary provisions related to: (i) events of default, including payment defaults, (ii) breaches of representations and warranties, (iii) covenant defaults, (iv) cross-defaults to certain material indebtedness in excess of specified amounts, (v) certain events of bankruptcy and insolvency, (vi) judgments in excess of specified amounts, (vii) certain impairments to the guarantees or collateral documents, and (viii) change in control defaults.

Any loans and other obligations of the Company under the Credit Facility (including in respect of hedging agreements and cash management obligations) will be guaranteed by each existing or future wholly-owned domestic subsidiary of the Company (subject to certain limited exceptions).

In the future, the Company may increase the aggregate principal amount of the Credit Facility by up to $25 million, subject to the satisfaction of certain conditions, including the receipt of additional lending commitments for any such increase.  In addition, certain of the Lenders (or their affiliates) have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company and its subsidiaries, for which they receive customary fees and commissions in addition to any fees earned in connection with the Credit Facility.

The summary description of the Credit Agreement in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of a direct financial obligation are summarized in Item 1.01 of this Form 8-K and are incorporated herein by this reference.

Item 7.01.      Regulation FD Disclosure

On October 25, 2012, the Company issued a press release announcing the Company’s entry into the Credit Facility. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report. The furnishing of the information in this Item 7.01 of this report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1

Credit Agreement, dated as of October 25, 2012, among International Rectifier Corporation, the Lenders named therein, and Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer, and Wells Fargo Securities, LLC, as Lead Arranger and Sale Bookrunner.

99.1

Press release of International Rectifier Corporation, dated October 25, 2012, regarding entering into a $100 million senior unsecured credit facility with Wells Fargo Bank, National Association, among other lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2012	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
Name: Timothy E. Bixler
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

Credit Agreement, dated as of October 25, 2012, among International Rectifier Corporation, the Lenders named therein, and Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer, and Wells Fargo Securities, LLC, as Lead Arranger and Sale Bookrunner.

99.1

Press release of International Rectifier Corporation, dated October 25, 2012, regarding entering into a $100 million senior unsecured credit facility with Wells Fargo Bank, National Association, among other lenders.